UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 22, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Advanced Energy Industries, Inc. (the “Company”) determined to award mid-year cash bonuses to the Company’s executive officers and other key employees under the 2005 Executive Compensation Plan. Such awards were based upon significant improvement in the Company’s results of operations in the first six months of 2005 and completion of the transition of the production of substantially all of the Company’s product lines to the Shenzhen facility.
     The following mid-year bonuses were awarded to the executive officers of the Company:

Douglas Schatz	$96,300
Charles S. Rhoades	62,375
Michael El-Hillow	61,250
James Guilmart	27,800
     The Committee also authorized the executive officers of the Company to allocate mid-year cash bonuses to other employees of the Company, in the aggregate amount of approximately $1 million. Approximately 930 employees will participate in such bonus pool.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: September 28, 2005	/s/ Michael El-Hillow
Michael El-Hillow, Executive Vice
President and Chief Financial Officer